Exhibit 99.1

Zhone Technologies Reports Third Quarter 2009 Financial Results

Oakland, CA — October 20, 2009 — Zhone Technologies, Inc. (NASDAQ: ZHNE), a global leader in network access solutions, today reported its financial results for the third quarter ended September 30, 2009.

Revenue for the third quarter of 2009 was $36.0 million compared with $30.3 million for the second quarter of 2009 and $32.0 million for the third quarter of 2008. Net loss for the third quarter of 2009, calculated in accordance with generally accepted accounting principles (“GAAP”), was $1.2 million or $0.01 per share compared with a net loss of $2.3 million or $0.02 per share for the second quarter of 2009, and a net loss of $6.5 million or $0.04 per share for the third quarter of 2008. Pro forma earnings before stock-based compensation, interest, taxes, depreciation, restructuring, lease liability accrual, gain on sale of intangible assets and goodwill impairment (“EBITDA”) was a $0.1 million profit for the third quarter of 2009, compared to a pro forma EBITDA loss of $0.9 million for the second quarter of 2009, and pro forma EBITDA loss of $4.6 million for the third quarter of 2008.

“Strong sequential revenue growth for the second straight quarter led to better than expected earnings. This revenue growth was driven by broad based deployment of our new products in the U.S. and abroad as we begin a new major product cycle for the company,” stated Mory Ejabat, Zhone’s chief executive officer. “As a result, we generated slightly positive proforma EBITDA ahead of schedule and are on track to improve proforma EBITDA profitability in the fourth quarter.”

Zhone will conduct a conference call and audio webcast today, October 20, 2009, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its third quarter 2009 results. This call is open to the public by dialing +1 (800) 237-9752 for U.S. callers and +1 (617) 847-8706 for international callers and then entering passcode 18383089. The audio webcast will be simultaneously available on the Investor Relations section of Zhone’s website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 48028058. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures

To supplement Zhone’s consolidated financial statements presented in accordance with GAAP, Zhone uses pro forma EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone’s past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance, including the company’s ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the company’s historical operating results and comparisons to competitors’ operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and pro forma EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Operations.

About Zhone Technologies — Access for a Converging World

Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in multi-service access solutions, serving more than 700 of the world’s most innovative network operators. The company offers the industry’s only fully-integrated portfolio of MSAP, FTTx, EFM and Wi-Fi access technologies, improving network agility and reducing the costs of delivering the full spectrum of access services, including residential and business broadband, VoIP, and High-Definition IPTV over copper, fiber, and wireless. Zhone is headquartered in California, and its MSAP products are all manufactured in the USA, in a facility that is emission, waste-water, and CFC free.

www.zhone.com

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to third quarter 2009 financial estimates; projections of revenue, margins, expenses or other financial items; and improvement of financial markets. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of our products; intense competition in the communications equipment market; our ability to execute on our strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2008 and Zhone’s quarterly report on Form 10-Q for the quarters ended June 30, 2009 and March 31, 2009. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Zhone undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2009	June 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Net revenue	$36,016	$30,346	$32,020	$90,465	$115,122
Cost of revenue	23,929	19,266	22,332	59,457	79,921
Stock-based compensation	20	24	44	72	135

Gross profit	12,067	11,056	9,644	30,936	35,066

Operating expenses:
Research and product development (1)	5,338	5,565	6,480	16,699	20,780
Sales and marketing (1)	5,323	5,014	6,483	16,372	22,080
General and administrative (1)	2,300	2,431	2,834	7,309	12,234
Gain on sale of intangible assets	—	—	—	—	(3,297)
Goodwill impairment	—	—	—	—	70,401

Total operating expenses	12,961	13,010	15,797	40,380	122,198

Operating loss	(894)	(1,954)	(6,153)	(9,444)	(87,132)
Other expense, net	(302)	(263)	(326)	(858)	(496)

Loss before income taxes	(1,196)	(2,217)	(6,479)	(10,302)	(87,628)
Income tax provision	8	47	50	69	176

Net loss	$(1,204)	$(2,264)	$(6,529)	$(10,371)	$(87,804)

Basic and diluted net loss per share	$(0.01)	$(0.02)	$(0.04)	$(0.07)	$(0.58)
Weighted average shares outstanding used to compute basic and diluted net loss per share	151,108	150,916	150,443	150,914	150,258

(1) Amounts include stock-based compensation costs as follows:

Research and product development	90	94	116	281	389
Sales and marketing	104	110	146	328	412
General and administrative	266	315	292	862	938

	460	519	554	1,471	1,739

GAAP net loss	$(1,204)	$(2,264)	$(6,529)	$(10,371)	$(87,804)
Stock-based compensation	480	543	598	1,543	1,874
Interest expense, net	349	325	293	1,043	619
Income taxes	8	47	50	69	176
Depreciation	446	468	573	1,406	1,708
Restructuring	—	—	380	—	380
Lease liability accrual	—	—	—	—	3,305
Gain on sale of intangible assets	—	—	—	—	(3,297)
Goodwill impairment	—	—	—	—	70,401

Non-GAAP pro forma EBITDA	$79	$(881)	$(4,635)	$(6,310)	$(12,638)

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash, cash equivalents and short-term investments	$22,027	$36,243
Accounts receivable	31,990	23,665
Inventories	30,518	40,706
Prepaid expenses and other current assets	2,621	2,654

Total current assets	87,156	103,268
Property and equipment, net	18,994	20,003
Restricted cash	58	123
Other assets	41	55

Total assets	$106,249	$123,449

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,525	$12,719
Line of credit	10,000	15,000
Current portion of long-term debt	403	380
Accrued and other liabilities	13,357	13,162

Total current liabilities	34,285	41,261
Long-term debt, less current portion	18,392	18,698
Other long-term liabilities	3,038	4,193

Total liabilities	55,715	64,152

Stockholders’ equity:
Common stock	151	151
Additional paid-in capital	1,066,083	1,064,493
Other stockholders’ equity	268	250
Accumulated deficit	(1,015,968)	(1,005,597)

Total stockholders’ equity	50,534	59,297

Total liabilities and stockholders’ equity	$106,249	$123,449